UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 17, 2010, the Company announced that the U.S. Food and Drug Administration (FDA) has assigned a Prescription Drug User Fee Act (PDUFA) action date of January 31, 2011 for the review of the Contrave® (naltrexone sustained release (SR)/bupropion SR) New Drug Application (NDA). The NDA is based on a substantial body of evidence gathered through the Contrave Obesity Research (COR) clinical program, which included over 4,500 patients.

Orexigen cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the exact timing of the completion of the FDA’s review of the Contrave NDA and the potential for, and timing of, approval of the Contrave NDA. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the potential for the FDA to delay the scheduled PDUFA action date of January 31, 2011 due to the FDA’s internal resource constraints or other reasons; the uncertainty of the FDA approval process and other regulatory requirements; the FDA may not agree with Orexigen’s interpretation of efficacy and safety results; the FDA may require Orexigen to complete additional clinical, non-clinical or other requirements prior to the approval of the Contrave NDA; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date:	June 17, 2010	By:	/s/ Graham K. Cooper
Name: Graham K. Cooper
Title: Chief Financial Officer and Treasurer